                                                                     Exhibit 4.2

                             SHAREHOLDERS' AGREEMENT

     THIS SHAREHOLDERS' AGREEMENT dated as of September 17th, 1998 (as amended, supplemented or modified from time to time, the "Agreement") by and among DOVER SADDLERY, INC., a Delaware corporation (the "Company") STEPHEN L. DAY, an individual resident of New Hampshire ("Day"), JONATHAN A.R. GRYLLS, an individual resident of New Hampshire ("Grylls"), DAVID POST, DONALD MOTSENBOCKER and THOMAS GAINES (collectively, together with Day and Grylls, the "Purchasers"), JAMES F. POWERS, an individual resident of Massachusetts ("JP"), DAVID J. POWERS, an individual resident of Massachusetts ("DP") and MICHELE R. POWERS, an individual resident of Massachusetts ("MP" and, collectively with JP and DP, the "Sellers"). The Purchasers and the Sellers are sometimes collectively referred to herein as the "Shareholders."

                                    RECITALS

     WHEREAS, pursuant to a Stock Purchase Agreement (the "Purchase Agreement") dated as of August 14, 1998 among the Company and the Sellers, the Sellers are selling, and the Company is purchasing, all of the capital stock of Dover Saddlery, Inc., a Massachusetts corporation; and

     WHEREAS, in connection therewith, the ownership of the capital stock of the Company shall be as set forth on Annex I; and

     WHEREAS, the Purchasers and the Sellers wish to set forth certain agreements and understandings among themselves as more particularly set forth herein so as to facilitate the ongoing operations of the Company.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions.

     (a) As used in this Agreement, unless otherwise defined herein, terms defined in the Purchase Agreement (as in effect on the date hereof, whether or not the Purchase Agreement is thereafter terminated or expires according to its terms) shall have such defined meanings when used herein and the following terms shall have the following meanings, unless the context otherwise requires:

     "Board" shall mean the then current Board of Directors of the Company.

     "Call Period" shall mean the period commencing 9:00 a.m New York time on the eight year anniversary of the date of this Agreement and ending at 5:00 p.m., New York time, on the date preceding the nine year anniversary of the date of this agreement; provided that in the event that a Liquidity Event shall have occurred prior to the expiration of the Call Period, the Call Period shall expire on the date of such Liquidity Event.

     "Call Price" shall have the meaning given to such term in subsection 12(a)(i).

     "Call Right" shall have the meaning given to such term in subsection 12(a)(i).

     "Citizens" shall mean, collectively, Citizens Capital, Inc., and Citizens Ventures, Inc. and their respective successors and assigns in their collective capacity as lender of subordinated debt to and holder of capital stock of the Company.

     "Citizens Agreement" shall mean those certain Securities Purchase Agreements of even date herewith between the Company and Citizens, as amended, modified or supplemented from time to time.

     "Citizens Stockholders and Registration Rights Agreement" shall mean that certain Stockholders and Registration Rights Agreement of even date herewith among the Company, Citizens and Day, as amended, modified or supplemented from time to time.

     "Closing Date" shall mean September 17, 1998, the date of the closing of the Contemplated Transactions (as defined in the Purchase Agreement).

     "Commission" shall mean the Securities and Exchange Commission or any entity succeeding to any or all of its functions under the Securities Act and the Exchange Act.

     "Common Stock" shall mean the common stock (class A and B) of the Company, without par value, and shall include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

     "EBITDA" shall mean earnings (or losses) from operations for any period, after all expenses and other proper charges but before payment or provision for any depreciation, amortization, income taxes and increased by interest expense (including non-cash interest expense) and, to the extent consistent with both the setting of the EBITDA budget and measuring the Company's performance, pension expense and option or warrant related expenses for such period.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute and the rules and regulations of the commission promulgated thereunder, all as the same may remain in effect from time to time.

     "Fair Market Value" shall mean the per share fair market value of the capital stock of the Company or any applicable portion thereof as determined by an independent valuation expert (the "Expert") selected by the Board and paid for by the Company, determined in good faith by valuing the Company assuming the Company is sold to an independent third party as a going concern with no discount for lack of liquidity of the Company's common stock or the minority ownership discount and assuming exercise of all "in the money" warrants and any other rights to purchase shares which may be outstanding (i.e. warrants and other rights where the strike price is less than the Fair Market Value of the shares that issue on exercise).

     "Liquidity Event" shall mean an initial public offering of the Common Stock of the Company which yields proceeds in an amount equal to or greater than $10,000,000.

     "Material Adverse Effect" shall mean a material adverse effect on the business, properties, financial condition, prospects or operations of the Company.

     "Permitted Acquisition" shall mean the acquisition or proposed acquisition by the Company or any Person that controls or is controlled by, or under common control with the Company of all or any portion of the stock or assets of an "Unrelated Person" whose line(s) of business, whether primary or secondary or otherwise, involves or are in any way reasonably related to the catalog, mail-order, equine, sport, or the equine or sport retail businesses. For purposes of the definition of Permitted Acquisition and of clauses (i) and (ii) of Section 3, an "Unrelated Person" shall mean a Person who is not controlled by Day or the Company or as to which Day directly or indirectly owns 20% or less of the equity interests of such person.

     "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

     "Put Closing Date" shall have the meaning given to such term in subsection 11(a)(i).

     "Put Period" shall mean the period commencing at 9:00 a.m., New York time, on the seven year anniversary of the date of this Agreement and ending at 5:00 p.m., New York time, on the date preceding the eight year anniversary of the date of this agreement; provided that in the event that a Liquidity Event shall have occurred prior to the expiration of the Put Period, the Put Period shall expire on the date of such Liquidity Event.

     "Put Price" shall have the meaning given to such term in subsection
11(a)(i).

     "Put Right" shall have the meaning given to such term in subsection
11(a)(i).

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same may be in effect from time to time.

     "Senior Loan Documents" shall mean those agreements, documents and instruments in effect from time to time which evidence or secure senior indebtedness of the Company.

     (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) "Herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

          (ii) Any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender as appropriate;

          (iii) The exhibits and schedules to this Agreement shall be deemed an integral part of this Agreement;

          (iv) All references herein to any action(s) which are to be taken (or which are prohibited from being taken) by any Person or the Company shall apply to such Person or the Company, as the case may be, whether such action is taken directly or indirectly; and

          (v) All references herein to actions by the Company (including, without limitation, actions denoted by terms such as "create", "sell", "transfer" or "dispose of") mean such action whether voluntary or involuntary, by operation of law or otherwise.

     Section 2. Election of Directors; Number of Directors, Certain Financial Information.

     (a) Each Shareholder hereby irrevocably agrees (i) to vote all of the Common Stock each such Shareholder holds (whether now or hereafter acquired), at any annual or special shareholders meeting called for such purpose, in favor of, and (ii) whenever the shareholders of the Company act by written consent with respect to election of directors, the right and power to vote or otherwise, to give such Shareholder's consent in respect of the Common Stock it holds (whether now or hereafter acquired), in favor of, and the Company shall take all necessary and desirable actions within its control to effect, the following actions:

          (i) the establishment and setting of the authorized number of directors on the Board of Directors of the Company (the "Board") at five
     (5) directors except as provided otherwise in subsection (iii) of this
     Section 2(a);

          (ii) the designation and election of certain members of the Board as follows:

          (1) at all times prior to a Liquidity Event, two individuals designated by Sellers, who shall initially be JP and DP or, if one of them shall be unwilling or unable to serve, either MP or an individual designated pursuant to subsection 2(a)(v);

          (2) Day and an individual who shall be designated by Day; and

          (3) an individual mutually agreeable to Day and the Sellers (the "Fifth Director")
     all of which persons or designees shall hold office, subject to their earlier removal in accordance with clause (iv) below, the By-laws of the Company and applicable corporate law, until their respective successors shall have been elected and shall have qualified;

          (iii) (1) if required by Citizens pursuant to the Citizens Stockholders and Registration Rights Agreement, to increase the authorized number of directors on the Board to six (6) directors and to elect an additional director to be designated by Citizens; and

               (2) if Citizens so requires a sixth director, to increase the authorized number of directors on the Board to seven (7) directors, and to elect an additional director selected by the affirmative vote of at least four (4) of the existing six (6) directors.

          (iv) the removal from the Board (with or without cause) of any representative (other than a director elected or designated pursuant to clauses (a)(ii) or (a)(iii) (1) of this Section 2 (any such director being referred to herein as an "Independent Director")) designated hereunder by the Person(s) entitled to make such designation hereunder (or under the Citizens Stockholders and Registration Rights Agreement, as the case may be), upon such Person(s') written request for removal as to its designee, but only upon such written request; provided that (i) no director may be removed by any Person(s) not entitled to designate such director hereunder and (ii) any Independent Director may be removed with cause or without cause by a majority vote of the Shareholders;

          (v) upon any vacancy in the Board as a result of any individual, excepting, any Independent Director designated or otherwise serving as provided in clause (ii) above ceasing to be a member of the Board, whether by resignation, removal pursuant to subsection (iv) hereof, or otherwise, the election to the Board of an individual designated by the Shareholder or Shareholders which designated the individual who shall have so ceased to be a member of the Board; and

          (vi) upon the resignation, removal or death of the Fifth Director, his replacement will be chosen in the following manner: (A) Day shall propose a replacement board member and such Person shall be either accepted or vetoed by the Sellers; (B) In the event such person is vetoed by the Sellers, the process set forth in item (A) shall be repeated, up to two additional times (for a total of three times); (C) In the event a successor still has not been approved by the Sellers, Day shall have the right to choose two nominees (which may include persons previously nominated and rejected by the Sellers), and the Sellers shall have the right to choose two nominees. Citizens shall then choose the Fifth director from among these nominees. All proposed replacements to the Fifth Director, (or any successor to the Fifth Director) shall be reasonably independent and have sufficient experience to fill their position as a director of the Company.

     (b) The Company will reimburse all such directors for travel expenses reasonably incurred in connection with attending meetings of the Board.

     (c) Any Person serving as an officer of the Company shall not be compensated for his service as a director of the Company so long as he continues to serve as an officer of the Company and shall thereafter be compensated in an amount determined by the Board but not in excess of the amount paid to JP or DP. JP and DP shall each receive $750 per meeting as a consulting fee and each other director shall receive $750 per meeting as a director's fee.

     (d) The officers of the Company shall, until otherwise elected by the Board, be as follows:

          President, Treasurer and Secretary - Day

     (e) Until a Liquidity Event shall have occurred, the Company shall deliver to each Seller, (a) promptly following the date delivered to the lender under the Senior Loan Documents, (i) a consolidated balance sheet of the Company as at the end of such fiscal year, and consolidated statements of income and of cash flows of the Company for such fiscal year, accompanied by a report thereon of independent certified public accountants, and (ii) any unaudited quarterly or monthly financial statements delivered by the Company to such holder(s) containing, if required by such lender, comparisons to budget and prior year result and (b) timely notification of all events requiring consent under section 3 hereof and prompt notification following the occurrence of other significant legal and financial events of the Company.

     Section 3. Certain Consents and Rights of Sellers. At all times prior to the earlier to occur of (a) a Liquidity Event, or (b) (1) in the case of clauses
(iii), (iv) and (v) of this Section 3, the first date on which none of the individual Sellers remains a member of the Board (other than by reason of the death, disability, or incapacity of all of the Sellers) and (2) in the case of clauses (i), (ii) and (vi) the first date on which none of the individual Sellers remains a Shareholder, the consent of the Sellers (which consent will be deemed to have been obtained if, within ten days following a request therefor, a majority in interest of the Sellers shall have (x) consented in writing to, (y) voted in favor of or (z) not objected in writing to or voted against, such request) must be obtained with respect to the taking of any of the following actions by the Company; (i) a merger of the Company with or into an entity controlled by Day or the Company or under common control with the Company or which is not an Unrelated Person; (ii) an acquisition by the Company of the stock or assets of an entity controlled by Day or the Company or under common control with the Company or which is not an Unrelated Person; (iii) an acquisition which is not a Permitted Acquisition; (iv) the guarantee by the Company of the obligations of third parties, except as permitted by the Citizens Agreement or the Senior Loan Documents; (v) the payment of a salary to Day in excess of $150,000 during the first year following the date hereof and (vi) the issuance of any new equity securities other than (A) issuances pursuant to the Company's incentive plans authorized by Section 13 hereof, (B) upon conversion of the Company's 8% Convertible Preferred Stock originally issued to Citizens,
(C) upon conversion of shares of one class of Common Stock for shares of the other class thereof, (D) pursuant to offerings to which the Sellers' preemptive rights under this Agreement are applicable, and (E) pursuant to stock for stock mergers with an unrelated third party where such securities are issued at a value which reasonably approximates Fair Market Value provided that if for the purposes of this clause (vi)(E) of Section 3 only, the Company is in compliance with all of its financial covenants under the

Senior Loan Documents and the Citizens Agreement, the Sellers shall be deemed to have given their consent (as a Seller but not as a director of the Company) to such issuance if such issuance is approved by the Board. The consent rights set forth in this Section 3 are personal to Sellers and may not be transferred to any Person other than a Permitted Transferee.

     Section 4. Stock Transfer Restrictions.

     (a) (i) Prior to a Liquidity Event, no Shareholder may transfer, sell, convey, exchange, pledge, request, assign or otherwise dispose of (each being a "Transfer"), and the Company shall not register the transfer of, any Common Stock, except to Permitted Transferees or otherwise in accordance with this Agreement.

          (ii) In case of a Shareholder who is a natural person, "Permitted Transferee" shall include:

          (1) the spouse of such Shareholder, any lineal descendant of such Shareholder, and any spouse of such lineal descendant (which descendants, their spouses, the Shareholder, and his or her spouse are herein collectively referred to as "Family Members");

          (2) the trustee of (A) a trust (including without limitation a voting trust) principally for the benefit of Family Members (or, in the case of Sellers, for other Sellers or their family members), (B) a charitable trust, or
(C) a pension trust;

          (3) the estate of such Shareholder;

          (4) bona fide gifts to Family Members or to other Persons approved in writing by the Board;

          (5) a corporation or limited liability entity controlled by such Shareholder, provided that reasonable transfer restrictions approved by the Board are imposed on the stock or other ownership interests therein consistent with this Section 4 for the benefit of the Shareholders of the Company; and

          (6) another Shareholder.

          (iii) In the case of a Shareholder holding the Common Stock in question as trustee pursuant to a trust, "Permitted Transferee" also means (A) any Person transferring Common Stock to such trust, or if irrevocable, any Person to whom or for whose benefit principal may be distributed and (B) any Permitted Transferee of any such transferor determined pursuant to clause
(a)(ii) above.

          (iv) In the case of a Shareholder that is a corporation, limited liability company or partnership acquiring record and beneficial ownership of the shares of Stock upon initial issuance, ownership interests therein shall be subject to restrictions as contemplated by Section 4 (ii)(5), and "Permitted Transferee" means any subsidiary thereof (which is understood to include any subsidiary under common control), any Person of which such corporation, limited liability company or partnership is a subsidiary, or any partner of such partnership.

          (v) In the case of a Shareholder that is the estate of a deceased Shareholder, or which is the estate of a bankrupt or insolvent Shareholder, which holds record and beneficial ownership of the shares of Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Shareholder as determined pursuant to clauses (ii) or
(iii) or (iv) above, as the case may be.

     (b) Notwithstanding anything to the contrary set forth herein, (i) any Shareholder may pledge such Shareholder's shares of Common Stock in the Company pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; provided that (1) such shares shall be transferred to or be registered in the name of the pledgee and shall remain subject to the provisions of this Section 4, in particular and to this Agreement, generally, and (2) the Board approves the form of such pledge in writing (which approval will not be unreasonably withheld); and (ii) any Shareholder may pledge any and all of their respective Common Stock to any holder of senior indebtedness of the Company, provided that, notwithstanding anything to the contrary herein, if such holder of senior indebtedness otherwise becomes the transferee of any such pledged shares, such shares and such holder and any transferee shall not thereafter be subject to this Agreement.

     (c) For purposes of this Section 4:

          (i) The relationship of any Person that is derived by or through legal adoption shall be considered a natural one.

          (ii) Each joint owner of shares of Common Stock shall be considered a Shareholder of such shares.

          (iii) A minor for whom shares of Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Shareholder of such shares.

     (d) (i) At least 30 days prior to making any Transfer by any Shareholder of any Common Stock (other than to a Permitted Transferee or as otherwise permitted under this Agreement), the transferring Shareholder (the "Transferring Shareholder") will deliver a written notice (the "Offer Notice") to the Company and the other Shareholders. The Offer Notice will disclose (i) the proposed number of shares of Common Stock to be transferred (the "Subject Shares"), (ii) the identity of the prospective transferee(s) if then known (provided that, if not then known, such identity shall be disclosed to the Company and to the other Shareholders by the Transferring Shareholder as soon as it is known), (iii) the proposed form, timing and method of payment for the Subject Shares, and (iv) the price at which the Subject Shares are proposed to be transferred. The other Shareholders may elect to purchase, on a pro rata basis all or any part of the Subject Shares at the price and on substantially equivalent terms (including the form and method of payment) specified therein by delivering written notice of such election to the Transferring Stockholder within 15 days after the delivery of the Offer Notice. If the other

Shareholders have elected to purchase the Subject Shares from the Transferring Stockholder, the transfer of such shares will be consummated as soon as practical after the delivery of the election notice, but in any event within 30 days after the delivery of the Offer Notice. If the other Shareholders do not elect to purchase all of the Subject Shares being offered or if the other Shareholders elect to purchase all of the Subject Shares but not do consummate the purchase within the 30 days, the Transferring Stockholder may, within 120 days after the expiration of the thirty 30-day period for consummation, transfer the Subject Shares not being purchased by the other Shareholders to one or more third parties at a price and on other terms no more favorable (including the form, timing and method of payment for the Subject Shares) to the transferees than offered to the other Shareholders in the Offer Notice. Any Subject Shares not transferred within such 120-day period will be subject to the provisions of this Section 4(d) upon subsequent transfer. Any Shareholder who at any time elects to purchase any Subject Shares and twice during the term of this Agreement breaches its obligations to close such purchase shall forfeit all further rights under this Section 4(d) with respect to future Offer Notices.

     (e) The Company shall have the right to object to a proposed transferee pursuant to Section 4(d) on the grounds set forth below by delivering to the Transferring Stockholder, within 10 days after the identification of such transferee, a notice of such objection stating that the proposed transferee is
(i) a competitor or a Person who or which could reasonably be expected to be a competitor (or an affiliate of a competitor, or of any such Person who or which could reasonably be expected to be a competitor, of the Company or any subsidiary of the Company) or (ii) a Person who has committed a felony or has sued or been sued by the Company or any subsidiary of the Company or any of their respective officers, directors, or employees. In such event, the Transferring Stockholder shall not proceed with any further steps relating to the offer made by such transferee and shall not complete the transfer of the Subject Shares to such transferee.

     (f) Registration. Shares of Common Stock shall be registered in the names of beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Common Stock shall mean a Person who possesses the power, either singly or jointly, to direct the disposition of such shares. The Company shall note on the certificates for shares of Common Stock the restrictions on transfer and registration of transfer imposed by this
Section 4 and otherwise in this Agreement.

          (i) At the closing of any sale of Common Stock pursuant to this
     Section 4, the Transferring Shareholder shall deliver to the purchaser the share certificates and other instruments representing such Common Stock, together with stock powers and other instruments transferring such Common Stock, duly endorsed for transfer and free and clear of any claim, mortgage, charge, pledge, lien, security interest or encumbrance of any kind, and the purchaser shall deliver to the Transferring Shareholder the consideration payable upon closing.

          (ii) In any event, prior to the effectiveness of registration of any transfer or sale of Common Stock pursuant to this Section 4, the transferee or purchaser shall execute such documents as the Company may reasonably request to bind such transferee or purchaser to the terms and conditions of this Agreement.

     Section 5. Drag-Along Right. If the Board and at least 50% in interest of the Shareholders of the Company approve a sale of the Company to a Person not controlled by Day or the Company or under common control with the Company and, in connection therewith, the Company enters into an agreement to sell or cause the sale of all or substantially all of the Common Stock or all or substantially all of the assets and (i) such sale is structured such that, in the event less than all of the Common Stock of the Company is being sold, the Shareholders of the Company shall sell a pro rata portion of their shares (ii) the sale price reasonably approximates Fair Market Value and (iii) the consideration received by the Sellers for such sale is in the form of either cash or marketable securities (unless any or all Sellers elect to accept other consideration), (an "Approved Sale"), the Shareholders will consent to and raise no objections to the Approved Sale, and (i) if the Approved Sale is structured as a sale of stock, the Shareholders will agree to sell all of their Common Stock, and rights to acquire Common Stock, on the terms and conditions approved by the Board, and
(ii) if the Approved Sale of the Company is structured as a merger, a consolidation or other reorganization, the Shareholders will vote in favor thereof and will not exercise any dissenters' rights of appraisal they may have under the law of the state of incorporation of the Company, at such time. The Shareholders will cooperate in the Approved Sale and will take necessary and desirable actions in connection with the consummation of the Approved Sale as are reasonably requested by the Board; provided that the Shareholders shall not be required to incur any out-of-pocket expenses in connection with such Approved Sale which are not reimbursed by the Company .

     Section 6. Tag-Along Right.

     (a) If Day or Grylls or any Permitted Transferee thereof (a "Disposing Purchaser") enter into an agreement to sell or cause the sale of any or all of their and their Affiliates' Common Stock to any Person or group of Persons acting in concert (an "Acquirer") other than a Permitted Transferee (a "Disposition"), such Disposing Purchaser shall, at least 30 days prior to the consummation of the Disposition, give notice (a "Disposition Notice") to each of the other Shareholders describing the terms and conditions of the Disposition in reasonable detail, including the proposed price per share of Common Stock, the method of payment, the anticipated closing date and the identity of the Acquirer, and stating that each of the Shareholders may elect to participate in such Disposition in accordance with this Section 6.

     (b) The election by the Shareholders pursuant to Section 6(a) shall be exercised by notice to such Disposing Purchaser given within the time period specified in the Disposition Notice, which time period shall not be less than 20 business days after such Disposition Notice is given. If a Shareholder gives notice of its election to sell (an "Electing Shareholder"), such Electing Shareholder shall be obligated to sell to, and the Disposing Purchaser shall be required to include in the sale to, the Acquirer the shares of Common Stock specified in its notice upon the terms and subject to the conditions specified in the Disposition Notice, conditional upon the closing of the Disposition and the possible reduction in the number of shares pursuant to Section 6(c) below.

     (c) If the Acquirer, pursuant to the Disposition, has a specified limited number of shares of Common Stock which it is willing to purchase in the aggregate (the "Maximum Number"), each of the Electing Shareholders, Citizens (to the extent it is electing to sell shares pursuant to any tag along right it may have), and the Purchasers or their Affiliates (collectively, the "Disposing Shareholders") shall have the right to sell to the Acquirer that number of shares of Common Stock owned by such Disposing Shareholder which equals the product of (a) the Maximum Number times (b) a fraction, the numerator of which is the number of shares of Common Stock then held by such Disposing Shareholder as of the date of the Disposition Notice, and the denominator of which is the number of shares of Common Stock then held by all Disposing Shareholders and the Disposing Purchaser (calculated on a fully diluted or "as converted" basis), all as of such date (the "Tag-Along Share"). If any Disposing Shareholder elects to sell less than its full Tag-Along Share to the Acquirer (such Shareholder being referred to as a "Partially Disposing Shareholder"), the other Disposing Shareholders may sell additional shares of Common Stock to the Acquirer to the extent of the shares of Common Stock not sold by any Partially Disposing Shareholders pursuant hereto.

     (d) The sale or transfer of shares of Common Stock to the Acquirer by the Shareholders pursuant to this Section 6 shall occur simultaneously.

     (e) This Section 6 shall not apply to any sale of Common Stock as part of any public offering of the Company's Stock.

     Section 7. Representations and Warranties Relating to an Approved Sale or Disposition. In connection with any Approved Sale or Disposition in which any Common Stock is to be sold by a Seller, the Purchasers may require such Seller to enter into agreements with the purchaser or Acquirer representing and warranting that, except as specifically disclosed to the purchaser or Acquirer in writing, such Seller, at the time of the closing of the Approved Sale or Disposition, has good and marketable title, free and clear of liens and encumbrances, in such Seller's Common Stock. The liability of the Seller under such representation and warranty shall be limited to the amount which he receives from the sale of his stock in connection with the Approved Sale or Disposition.

     Section 8. Commission Rules. If the Purchasers or their Affiliates enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), then the Purchasers will, to the extent required to comply with Rule 501, appoint a purchaser representative (as such term is defined in Rule
501) reasonably acceptable to the Sellers. If the Purchasers appoint a purchaser representative, the Company will pay the fees of such purchaser representative (including legal fees).

     Section 9. Preemptive Rights.

     (a) Prior to a Liquidity Event, the Company shall not issue any capital stock or any security convertible into or having rights to purchase capital stock, including without limitation shares of capital stock that have a right to participate generally in dividends or distribution of assets upon liquidation, dissolution or the winding up of the Company ("Participating Securities"), or any securities containing options or rights to acquire any shares of Participating Securities, or any securities exchangeable into Participating Securities, (other than a dividend on any outstanding Common Stock or Participating Securities) (collectively, "Offered Securities") unless the Company shall have first offered such Offered Securities (the "Offer") pro rata to all Shareholders on the same terms and conditions. The Offer shall specify the number of Offered Securities proposed to be issued by the Company and the price per Offered Security and shall limit the time within which the Offer, if not accepted, will be deemed to be declined (which time shall be not less than 20 days nor more than 40 days after the date of the Offer). Each Shareholder shall then have the right, exercisable by notice to the Company within the time period specified in the Offer, to purchase his "Pro Rata Share" of the Offered Securities at the price per Offered Security referred to in the Offer. As used in this Section 9 the term "Pro Rata Share" shall mean the product of (i) the total number of Offered Securities referred to in the Offer and (ii) a fraction, the numerator of which is the number of shares of Common Stock held by the Shareholder on the date the Offer is made and the denominator of which is the aggregate number of shares of Common Stock owned by the Shareholders.

     (b) If any Offered Securities shall not be capable of being offered to or being divided among the Shareholders in exact conformity to their Pro Rata Share without division into fractions, the same shall be offered to or divided among the Shareholders as nearly as may be in proportion to their Pro Rata Share without division into fractions, as may be determined in good faith by the Board.

     (c) The closing of a purchase and sale pursuant to this Section 9 shall be held at the principal office of the Company on the date specified in the Offer, which date shall be not less than 15 or more than 30 days after the time at which the Offer, if not accepted, will be deemed to be declined.

     (d) If any Shareholder does not elect to purchase the full number of Offered Securities which he or she is entitled to purchase pursuant to this
Section 9, the balance shall be offered pro rata to the remaining Shareholders that did elect to purchase their Pro Rata Share on the terms specified in the Offer and any of the Offered Securities not purchased by such remaining Shareholders (the "Remaining Securities"), may be issued in compliance with
Section 9 above to such Person or Persons as the Board may in good faith determine, but, in any event, at a price and on terms no less favorable to the Company than specified in the Offer, provided however, that if such sale of Remaining Securities is not consummated within one hundred eighty (180) days after the expiration of the offer period pursuant to Section 9(a), the Company shall not sell such securities without again complying with this Section 9.

     (e) No Shareholder shall have any preemptive right to acquire stock from the Company except pursuant to this Section 9 and, without limiting the generality of the foregoing, shall have any preemptive rights with respect to, or at any time after, a Liquidity Event, on any public offering of the Common Stock of the Company, on the conversion of the 8% Convertible

Preferred Stock of the Company, or on the conversion of shares of one class of common stock into shares of the other class thereof.

     Section 10. Registration Participation Rights.

     (a) If, at any time the Company proposes to register any of its shares of Common Stock under the Securities Act, the Company shall give written notice of such proposed registration to the Sellers as promptly as possible and shall, subject in all cases to Section 10(b) hereof, include at the Company's sole expense, (excluding underwriters' discounts and/or commissions) in such registration and, if applicable, any ensuing public offering, a proportionate number of shares of Common Stock then owned by the Sellers, such registration and inclusion in any public offering to be upon the same terms (including the method of distribution) as the Common Stock being registered and sold by the Company.

     (b) The Company's obligation to include the Common Stock owned by the Sellers in any such registration and public offering pursuant-to-Section 10(a) shall in all cases be subject to the following limitations and qualifications:

          (i) The Company shall not be required to give notice to the Sellers or include the Common Stock of the Sellers in any such registration if the proposed registration is a registration made after the Company has registered Common Stock under the Securities Act and such subsequent registration is (A) of a stock option or other compensation plan or divided reinvestment plan or a registration of Common Stock issued or issuable pursuant to any such plan, (B) a registration of Common Stock proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another Person or (C) a registration of Common Stock effected upon the exercise by Citizens of its "demand" registration rights;

          (ii) If the Company is advised in writing by its managing underwriter that the number of shares of Common Stock requested to be included in such registration exceeds the number of such securities which can be sold in an orderly manner in such offering, the number of shares to be included in such registration shall be determined on a pro rata basis among all shareholders in accordance with the number of shares of Common Stock requested by each shareholder to be included in such registration; and

          (iii) The Company may, in its sole discretion and without the consent of the Sellers, withdraw such registration statement and abandon the proposed public offering in which any Shareholder had requested to participate, but such abandonment shall not preclude an immediate or subsequent request for registration, which shall nevertheless be subject to this Section 10.

     (c) The Sellers shall be afforded, and are hereby granted (i) the same rights and the same treatment as the Purchasers in the case of any registration initiated by Citizens pursuant to the Citizens Stockholders and Registration Rights Agreement and (ii) the right to receive the benefit of the most favorable "piggyback" registration rights granted or afforded to any shareholder other than Citizens.

     (d) As a condition to the inclusion of a Seller's Common Stock in any registration statements, each such Seller requesting registration thereof will furnish to the Company such information with respect to such Seller as is required to be disclosed in the registration statement (and the prospectus included therein) by the applicable rules, regulations and guidelines of the Commission. Failure of a Seller to furnish such information or agreement shall not affect the obligation of the Company under this Section 10 to the remaining Shareholders who furnish such information.

     (e) In connection with any such registration, the Company and the Shareholders shall take all necessary actions under any federal or state securities or blue sky law, including without limitation Rule 144 (or any similar rule then in effect) promulgated by the Commission to effectuate such registration and permit sales of shares thereunder.

     (f) Within ninety (90) days following the first offering of Common Stock by the Company pursuant to a registration under the Securities Act, the Company shall register its Common Stock under the Securities Exchange Act of 1934 (the "1934 Act") and shall become and shall thereafter, as long as any Stock shall be outstanding and the Company remains public, remain subject to the reporting requirements of either Section 13 or Section 15(d) of the 1934 Act. At all times thereafter the Company shall file with the Securities and Exchange Commission in a timely manner such information as the Commission may require under either of said Sections, and shall take all action as may be required to be taken under the 1934 Act to permit sales of the Shares pursuant to Rule 144 (or any similar or successor exemptive rule hereafter in effect) and the use of Form S-3 (or any similar form which hereafter may be promulgated under the Securities Act) for registration of the Shares. The Company shall register or qualify the securities covered by a registration statement which included shares under the securities or blue sky laws of such jurisdictions as each selling holder of Shares shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such holder to consummate the disposition of the securities in such jurisdiction, but in no event shall the provisions hereof be deemed to require the Company to register or qualify as a foreign corporation or as a broker or dealer in any jurisdiction.

     Section 11. Put Rights.

     (a) Subject to the limitations hereinafter set forth each Shareholder shall have the right, upon written notice to the Company delivered during the Put Period, to require the Company, subject to the availability of financing and to receipt of all approvals required under the Senior Loan Documents and the Citizens Agreement (and the absence of any default or event of default thereunder both before and after giving effect thereto), to purchase all, but not less than all, of the respective ownership interest of such Shareholder in the Company (any such right being herein called a "Put Right"). The price to be paid to such Shareholder upon exercise of a Put Right shall be an amount equal to the Fair Market Value of such ownership interest at the date the notice exercising such Put Right is given to the Company (the "Put Price"). The Company shall use reasonable efforts to obtain such financing and such approvals.

     (b) The Put Price shall be determined and calculated in accordance with subsection 11(a) by the Expert. The Expert may be, but shall not be required to be, the Company's independent certified public accountants provided they satisfy the definition of Expert. The Company shall fully disclose to the Expert any pending or contemplated transaction which could have a material bearing on the value of such interest. The Company shall cause the Expert to deliver to the Company and such Shareholder, not later than 90 days following the date on which the notice exercising the Put Right was given, a written statement, signed by the Expert, setting forth in reasonable detail the Fair Market Value of such ownership interest and the calculation thereof and stating that such calculation was made and delivered pursuant to this Section 11.

     (c) The completion of the purchase and sale of such ownership interest pursuant to exercise of the Put Right shall take place on the later of (i) the ninetieth (90th) day following the date on which the Fair Market Value of such ownership interest is determined pursuant to Section 11(b) or (ii) the last business day of the calendar quarter in which such ninetieth day occurs, unless another date is mutually agreed upon by the Company and such Shareholder (the "Put Closing Date"). The Put Price for such purchase and sale shall be paid by the Company to such Shareholder in immediately available funds against delivery of certificates representing such ownership interest to be purchased, duly endorsed for transfer to the Company.

     (d) The certificates representing such ownership interest shall bear a legend indicating that such ownership interest is subject to the provisions of this Section 11.

     (e) Notwithstanding any provision of this Agreement to the contrary, all of such ownership interest which is sold pursuant to an effective registration statement under the Securities Act shall, upon such sale, cease to be subject to the provisions of this Section 11.

     (f) In the event that the employment of either Day or Grylls is involuntarily terminated by the Company or the Board, such terminated employee shall have a Put Right with respect to that number of shares of the Common Stock of the Company, valued at Fair Market Value at the time of such termination then held by such terminated employee, which is equal to the amount of their respective original investment i.e. $750,000 in the case of Day or $50,000 in the case of Grylls, which may be exercised by their giving of written notice to the Company within sixty (60) days of the effective date of such termination and which otherwise shall be on the same terms and conditions as are set forth in subparagraphs 11(a) through 11(e) inclusive except that (i) the Put Price shall be paid pursuant to a scheduled payout over time (but in no event longer than four (4) years in the aggregate) determined by the Board, (ii) such Person shall enter into a non competition agreement (with a term not to exceed one (1) year in duration) with the Company on customary and reasonable terms and conditions mutually acceptable to such Person and to the Board and (iv) notwithstanding
Section 2(a)(i)(2), after giving effect to such Put Right, Day shall only be able to designate members of the Board as set forth in the following table:

    Percentage of Original Number of Shares
(adjusted for all prior recapitilizations) held   Number of Board Members (including
                by Day after Put                    himself to be Designated by Day
-----------------------------------------------   ----------------------------------
                   75% - 100%                                      2
                  30% - 74.99%                                     1
                 less than 30%                                     0

The balance of any equity securities held by Day or Grylls following the exercise of this Put Right shall remain subject to all of the other terms and conditions of this Agreement.

     Section 12. Call Rights.

     (a) Subject to the limitations hereinafter set forth, the Company shall have the right, subject to the availability of financing and to receipt of all approvals required under the Senior Loan Documents and the Citizens Agreement (and the absence of any default or event of default thereunder both before and after giving effect thereto), upon written notice to the Shareholders delivered during the Call Period, to require any or all of (i) the Sellers, collectively and not individually, (ii) Day and Grylls, collectively and not individually and
(iii) the other Purchasers, collectively and not individually, to sell all, but not less than all, of their respective ownership interest in the Company to the Company (any such right being herein called a "Call Right"), provided that if one or more Shareholders have exercised their Put Right but the Company has not completed the purchase of the entire ownership interest of such Shareholder, then the Company shall purchase such unpurchased shares (on a pro rata basis if more than one Shareholder) prior to purchasing any ownership interests of any other Shareholders pursuant to the Call Right. The price to be paid to such Shareholders upon exercise of the Call Right shall be an amount equal to the Fair Market Value of such ownership interest (the "Call Price"). The Company shall use reasonable efforts to obtain such financing and such approvals.

     (b) The Call Price shall be determined and calculated in accordance with subsection 12(a) by the Expert. The Expert may be, but shall not be required to be, the Company's independent certified public accountants provided they satisfy the definition of Expert. The Company shall fully disclose to the Expert any pending or contemplated transaction which could have a material bearing on the value of such interest. The Company shall cause the Expert to deliver to the Company and such Shareholders, not later than 90 days following the date on which the notice exercising the Call Right was given, a written statement, signed by the Expert, setting forth in reasonable detail the Fair Market Value of such ownership interest and the calculation thereof and stating that such calculation was made and delivered pursuant to this Section 12.

     (c) The completion of the purchase and sale of such ownership interest pursuant to exercise of the Call Rights shall take place on later of (i) the ninetieth (90th) day following the date on which the Fair Market Value of such ownership interest is determined pursuant to Section 12(b) or (ii) the last business day of the calendar quarter in which such ninetieth day occurs, unless another date is mutually agreed upon by the Company and such Shareholders (the "Call Closing Date"). Except as provided otherwise in this Section 12(a), the Call Price for such purchase and sale shall be paid by the Company to such Shareholders in immediately available funds against delivery of such ownership interest, duly endorsed for transfer to the Company.

     (d) The certificates representing such ownership interest shall bear a legend indicating that such ownership interest is subject to the provisions of this Section 12.

     (e) Notwithstanding any provision of this Agreement to the contrary, all of such ownership interest which is sold pursuant to an effective registration statement under the Securities Act shall, upon such sale, cease to be subject to the provisions of this Section 12.

     Section 13. Stock Option Plans. The Shareholders shall vote to implement, and shall cause the Board to (i) implement an incentive stock option plan covering up to ten percent (10%) of the common equity of the Company and, (ii) grant to (a) Day options to acquire three percent (3%) of the common equity of the company on a fully diluted basis calculated of the time of grant, (b) Grylls options to acquire two percent (2%) of the common equity of the Company on a fully diluted basis calculated at the time of grant, and (c) grant to other key employees not more than five percent (5%) of the common equity of the Company on a fully diluted basis calculated at the time of grant. The options issued to Day or Grylls shall vest in equal amounts over a five year period subject to the Company's meeting or exceeding EBITDA budgets for such year approved by the Board. With respect to the additional options which may be issued to key employees, such options shall vest in equal amounts over a five year period, subject to the Company's meeting or exceeding EBITDA budgets approved by the Board. The shares made available for issuance upon the exercise of any options which do not vest due to any EBITDA budget not having been met may in the discretion of the Board, (x) in the case of Day and Grylls, accrue and vest in any subsequent year on terms and conditions set by the Board and (y) in the case of other key employees, shall, in the discretion of the Board, either accrue for vesting to such key employees or remain available for issuance to other key employees pursuant to additional option grants in a manner consistent with this Section. EBITDA budgets shall be set by the Board, but initially shall be based upon the existing 5 year plan of the Company. Adjustments will be made by the Board in its discretion for any extraordinary transactions (e.g. acquisitions).

     In addition, a stock option program shall be established by the Company for the purpose of having up to 1.2% of the common equity on a fully diluted basis available for issuance to members of the Board who are not Shareholders or their designees. A maximum of ten percent (10%) of the shares available under this program may be issued to any given Board member in a single year and it is anticipated that approximately one quarter of such yearly allocation would be issued for each Board meeting in which a member participates. The exercise price of these options would be fixed at the higher of the fair market value of the underlying shares at the time of such grant or $1.25 per share. A maximum of two board members may participate in the option plan.

     Section 14. Compensation Committee. A compensation committee, consisting of Day, one of the Sellers and the Fifth Director (or his successor) shall be established by the Board which shall approve initial compensation and periodic increases thereto for Day and Grylls as determined by such committee in its discretion.

     Section 15. Representations and Warranties.

     (a) Each Shareholder represents and warrants to the Company and the other Shareholders as follows:

     (i) The execution, delivery and performance of this Agreement by such Shareholder will not violate any provision of law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such Shareholder or any of its or his properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Shareholder.

     (ii) This Agreement has been duly executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms.

     (iii) The shares of Common Stock listed in Annex I hereto opposite the name of such Shareholder constitute all the shares of the capital stock of the Company owned by such Shareholder or that such Shareholder has acquired or may acquire pursuant to the Purchase Agreement.

     (b) Each Shareholder hereby represents and warrants to the Company and other Shareholders as follows:

     (i) The Shareholder's shares are being acquired solely for the Shareholder's own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; the Shareholder has no agreement or other arrangement, formal or informal, with any Person to sell, transfer, pledge or subject to any lien by any part of such shares being acquired or which would guarantee the Shareholder any profit or protect the Shareholder against any loss with respect to such shares; and the Shareholder has no plans to enter into any such agreement or arrangement. The Shareholder understands that he or she must bear the economic risk of the investment for an indefinite period of time because the Shareholder's shares have not been registered under the Securities Act, or any applicable state securities laws and, therefore, cannot be resold or otherwise transferred unless subsequently registered under the Securities Act and any applicable state securities laws (which the Company is not obligated to do), or an exemption from such registration is available. The Shareholder further understands that the exemption under Rule 144 under the Securities Act may be unavailable because of the conditions and limitations of such rule.

     (ii) The Shareholder has had access to all information concerning all matters the Shareholder considers material with respect to the shares of capital stock of the Company.

     (iii) The Shareholder was solicited to acquire the Shareholder's shares privately and directly by the representatives of the Company and did not become aware of, or obtain information regarding, the purchase of such Shareholder's shares as a result of (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, (b) any seminar or meeting attended by the Shareholder and other potential investors, or (c) any other form of general solicitation or general advertising.

     (iv) Except for Grylls, such Shareholder is an "Accredited Investor," as defined in Regulation D promulgated pursuant to the Securities Act.

     Section 16. Consent to Amendments: Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company, a majority in interest of the Purchasers and a majority in interest of the Sellers. Any waiver, permit, consent or approval of any kind or character on the part of any such holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

     Section 17. Binding Effect. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto and all rights enjoyed by such parties shall, except only as expressly provided otherwise, bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto, whether so expressed or not. The parties hereby agree that all Common Stock acquired by any of them at any time and for any reason shall be subject to the terms of this Agreement.

     Section 18. Assignment.

     (a) The Company may reorganize, restructure and/or recapitalize itself in order to take such actions as it and a majority in interest of the Shareholders believe are in the best interest of the Company and its Shareholders in respect of an initial public offering or a sale, including without limitation the creation of a parent entity to serve as the issuer or target in an initial public offering or sale, respectively which actions shall be implemented reasonably contemporaneously with such initial public offering or sale. To this end, each of the parties hereto agrees to take such actions and execute such agreements, documents and instruments as are necessary or appropriate to effect such restructuring or recapitalization.

     (b) Subject to the foregoing, no party may assign any of its rights or delegate any of its duties under this Agreement.

     Section 19. Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

     Section 20. Legend on Certificates. All Common Stock of the Company now or hereafter owned by the parties to this Agreement shall be subject to the provisions of this Agreement and the certificates representing said shares shall bear substantially the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND THUS MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE UNLESS SO REGISTERED OR UNLESS AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE SHALL HAVE BEEN DELIVERED TO THE COMPANY. THE SALE, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THIS CERTIFICATE AND THE SHARES OF CAPITAL STOCK EVIDENCED HEREBY ARE SUBJECT TO A SHAREHOLDERS' AGREEMENT DATED SEPTEMBER 17, 1998, BY AND AMONG THE COMPANY, THE ORIGINAL HOLDER
     OF THIS CERTIFICATE, AND CERTAIN OTHERS OF THE COMPANY'S SHAREHOLDERS. A COPY OF SAID SHAREHOLDERS' AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY. THE SHAREHOLDERS' AGREEMENT PROVIDES, AMONG
     OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE TRANSFER AND VOTING OF THE SHARES OF CAPITAL STOCK EVIDENCED BY THIS CERTIFICATE. BY ACCEPTING THE SHARES OF CAPITAL STOCK EVIDENCED BY THIS CERTIFICATE, THE HOLDER AGREES TO BE BOUND BY THE PROVISIONS OF SAID SHAREHOLDERS' AGREEMENT."

     Section 21. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     Section 22. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     Section 23. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, facsimile transmission, or delivered by overnight courier services to the following addresses, or such other address as any party hereto designates by written notice to the Company, and shall be deemed to have been given upon delivery, if delivered personally, or three days after mailing, if mailed, or upon the transmission thereof if sent by facsimile (with telephonic confirmation), or one business day after delivery to the courier, if delivered by overnight courier service:

If to the Purchasers, to:

     Stephen L. Day
     Jonathan A. R. Grylls
     David Post
     Donald Motsenbocker
     Thomas Gaines
     c/o Blue Grass Investments
     75 Gilcreast Road
     Suite 200
     Londonderry, New Hampshire 03050
     Telecopy No. 603-434-2656
     Telephone No. 603-421-1783
     E-Mail: toad@bit-net.com

with a copy to:

     Pepe & Hazard LLP
     Goodwin Square
     Hartford, Connecticut 06103-4302
     Attn: James C. Schulwolf, Esq.
     Telecopy No.: 860/522-2796
     Telephone No.: 860/241-2684
     E-Mail: jschulwolf@pepehazard.com

and to:

     Sulloway & Hollis, P.L.L.C.
     9 Capitol Street
     Concord, New Hampshire 03302-1256
     Attn: John M. Sullivan, Esq.
     Telecopy No.: 603/226-2404
     Telephone No.: 603/224-2341
     E-Mail: jms@sulloway.com

if to the Sellers: James F. Powers
                   97 Dedham Street
                   Dover, MA 02030
                   Telephone: (508) 785-2416
                   Facsimile: (508) 785-0411

                   David J. Powers
                   50 Springdale Avenue
                   Dover, MA 02030
                   Telephone: (508) 785-2894

                Michele R. Powers
                157 Center Street
                Dover, MA 02030
                Telephone: (508) 785-0210

with a copy to: Tarlow, Breed, Hart, Murphy & Rodgers, P.C.
                21 Custom House Street
                Boston, MA 02110
                Attn: William R. Rodgers, Esq.
                Telecopy No.: 617-261-7673
                Telephone No.: 617-261-7600
                E-Mail: tbhmr@tiac.net

     Section 24. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Delaware.

     Section 25. Final Agreement. This Agreement constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings pertaining to these matters.

     Section 26. Remedies. The parties hereto shall have all rights and remedies set forth in this Agreement and all rights and remedies available under any applicable law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting bond or other security) in order to enforce, or prevent any violations of, the provisions of this Agreement. This remedy shall be cumulative and in addition to any other right or remedy such party may have.

     Section 27. Additional Representation of the Company. The Company represents and warrants that it will cease all trade debt existing on the date hereof to be fully paid or otherwise returned by the later to occur of (i) the date which is sixty (60) days following the date hereof and (ii) the date on which the payment terms for such trade debt require the payment thereof.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered, as of the date and year first above written.

                                        COMPANY

                                        DOVER SADDLERY, INC.


                                        By: /s/ Stephen L. Day
                                            ------------------------------------
                                        Name: Stephen L. Day
                                        Title: President


                                        PURCHASERS


                                        /s/ Stephen L. Day
                                        ----------------------------------------
                                        Stephen L. Day


                                        /s/ Jonathan A. R. Grylls
                                        ----------------------------------------
                                        Jonathan A. R. Grylls


                                        ----------------------------------------
                                        David Post


                                        ----------------------------------------
                                        Donald Motsenbocker


                                        ----------------------------------------
                                        Thomas Gaines

                                        ----------------------------------------
                                        Stephen L. Day


                                        ----------------------------------------
                                        Jonathan A. R. Grylls


                                        /s/ David Post
                                        ----------------------------------------
                                        David Post


                                        /s/ Donald Motsenbocker
                                        ----------------------------------------
                                        Donald Motsenbocker


                                        /s/ Thomas Gaines
                                        ----------------------------------------
                                        Thomas Gaines


                                        SELLERS


                                        ----------------------------------------
                                        James F. Powers


                                        ----------------------------------------
                                        David E. Powers


                                        ----------------------------------------
                                        Michele R. Powers

                                        SELLERS


                                        /s/ James F. Powers
                                        ----------------------------------------
                                        James F. Powers


                                        /s/ David E. Powers
                                        ----------------------------------------
                                        David E. Powers


                                        /s/ Michele R. Powers
                                        ----------------------------------------
                                        Michele R. Powers

                                     ANNEX I

                              DOVER SADDLERY, INC.
                                   (DELAWARE)
                              CAPITALIZATION TABLE

                                                    NUMBER OF    PERCENTAGE
        SHAREHOLDER             CLASS OF SHARES    SHARES HELD    OWNERSHIP
        -----------           ------------------   -----------   ----------
Stephen L. Day                      Common            649,607       18.56%
Jonathan A.R. Grylls                Common            144,617        4.13%
David J. Powers                     Common            527,659       15.08%
James F. Powers                     Common            527,659       15.08%
Michele R. Powers                   Common            117,257        3.35%
Donald Motsenbocker                 Common             32,050        0.92%
David Post                          Common             64,101        1.83%
Thomas Gaines                       Common             32,050        0.92%
Citizens Ventures, Inc.           Preferred         1,015,000       29.00%
Management/Director Options   Options for Common      390,000       11.14%
                                                    ---------      ------
Total:                                              3,500,000      100.00%
                                                    =========      ======